Exhibit A
                                                                       ---------

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              CORECOMM HOLDCO, INC.

                    _________________________________________

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
                    _________________________________________


      CoreComm Holdco, Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

      FIRST:   Article  I  of  the   Corporation's   Restated   Certificate   of
Incorporation is hereby amended to read in its entirety as set forth below:

            The  name  of  this   corporation   is  ATX   Communications,   Inc.
      (hereinafter the "Corporation").

      SECOND:  The  foregoing  amendment  was duly  adopted in  accordance  with
Section 242 of the General Corporation Law of the State of Delaware.

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      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this ___ day of _______, 2002.

                                         CORECOMM HOLDCO, INC.


                                         By:  /Michael A. Peterson/
                                              ----------------------------------
                                              Name: Michael A. Peterson
                                              Title:  Executive Vice President -
                                              Chief Operating Officer and
                                              Chief Financial Officer